Exhibit 99.1

OptimizeRx Sales Momentum Continues with Two New Enterprise-level Engagements Added to its Digital Health Platform

ROCHESTER, Mich. – July 7, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies and payers, has secured two new SaaS-based enterprise-level engagements that provide the full spectrum of access to the company’s nationwide digital healthcare platform.

One win represents a new platform client and the other the transition of a legacy client to the company’s new enterprise solution suite. The two deals have on average an annual contract value of $3.6 million.

“These wins demonstrate the exceptional capabilities and reach of our solutions and their proven ability to deliver value to our clients,” said OptimizeRx chief commercial officer, Steve Silvestro. “Our enterprise engagements have been producing strong results due to the improved interoperability between our point-of-care and direct-to-patient solutions, with this all working together to deliver better outcomes for patients.

“As pharma continues to see restricted travel and limited patient access to healthcare providers due to COVID-19, our platform has become a ‘must-have’ solution for maintaining the flow of critical communications between industry and healthcare providers regardless of location.”

OptimizeRx’s newly integrated digital health platform enables unprecedented transparency into patient medication behavior, and provides access to patient-provider-pharma communications across the care continuum and in a variety of care settings. By improving these communications, pharmaceutical companies, healthcare providers and payers can more efficiently and effectively address patient medication affordability and therapeutic adherence.

OptimizeRx CEO, William Febbo, commented: “We are encouraged by the continued conversion of our pipeline of enterprise-level opportunities and the resulting buildup in recurring revenue. As these more expansive enterprise deployments better address the need for greater digital connectivity, they also provide us more revenue per customer and a more consistent revenue stream.”

“Our up-sell opportunity for converting just our legacy clients from individual solutions to enterprise platform engagements remains greater than $100 million,” added Febbo. “While naturally this will not be realized overnight, these two wins, making it six in total so far in 2020, demonstrate the strength of our new sales team and solid results from our integrated platform approach.”

About OptimizeRx

OptimizeRx Corporation (NASDAQ: OPRX) is a digital health company that facilitates communication at point-of-care among all stakeholders in healthcare. Primarily focused on life science and payer clients, its suite of digital and mobile SaaS-based solutions enables affordability, patient adherence and care management. OptimizeRx’s network reaches more than 60% of U.S. ambulatory providers, delivering therapeutic support on specialty medications and patient financial assistance directly within a provider’s workflow through leading electronic health platforms. OptimizeRx’s fully integrated platform supports the real-time exchange of information, improving provider knowledge and patient engagement, and ultimately leading to healthier outcomes.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team